                                                                      EXHIBIT 11


                             WHITTAKER CORPORATION

                       CALCULATION OF EARNINGS PER SHARE


                                                                          Stated in Thousands of Dollars
                                                         ----------------------------------------------------------------
                                                                              Year Ended October 31,
                                                         ----------------------------------------------------------------
                                                                      1994                  1993             1992
                                                         ----------------------     ------------------   ----------------

PRIMARY EARNINGS PER SHARE
- - --------------------------
Earnings

   Income                                                            $10,061                $7,256           $15,677
   Deduct:
     Dividends on preferred stock -
     $5.00 convertible preferred series                                  (12)                  (12)              (12)
                                                                  -----------            ----------       -----------
   Net income used in primary earnings
     per share calculations                                          $10,049                $7,244           $15,665
                                                                  ===========            ==========       ===========

Average Common and Common Equivalent Shares in (000)

   Weighted average number of common shares
     outstanding                                                       8,481                 8,281             8,149
   Common equivalent shares -
     Series D participating convertible
      preferred stock                                                    292                   316               324
     Stock options included under treasury
      stock method                                                       729                   894               934
                                                                  -----------            ----------       -----------
      TOTAL                                                            9,502                 9,491             9,407
                                                                  ===========            ==========       ===========

Primary Earnings Per Share                                             $1.06                 $0.76             $1.66
                                                                  ===========            ==========       ===========

                             WHITTAKER CORPORATION

                       CALCULATION OF EARNINGS PER SHARE

                                                                          Stated in Thousands of Dollars
                                                         ----------------------------------------------------------------
                                                                              Year Ended October 31,
                                                         ----------------------------------------------------------------
                                                                      1994                  1993             1992
                                                         ----------------------     ------------------   ----------------

PRIMARY EARNINGS PER SHARE
- - --------------------------
Earnings

   Income used in primary earnings per
     share calculation (above)                                        10,049                 7,244            15,665

   Adjustments                                                        -                     -                 -

   Net income used in fully diluted earnings                      -----------            ----------       -----------
     per share calculations                                          $10,049                $7,244           $15,665
                                                                  ===========            ==========       ===========

Average Shares used to Calculate Fully Diluted
   Earnings Per Share in (000)

   Average common and common equivelent
     shares (above)                                                    9,502                 9,491             9,407
   Add:
     Additional stock options included
       under treasury stock method                                        88                    32                30

                                                                  -----------            ----------       -----------
       TOTAL                                                           9,590                 9,523             9,437
                                                                  ===========            ==========       ===========

Fully Diluted Earnings Per Share                                       $1.05                 $0.76             $1.66
                                                                  ===========            ==========       ===========

                             WHITTAKER CORPORATION

                       CALCULATION OF EARNINGS PER SHARE



NOTES

(A) In connection with those securities outstanding prior to June 1, 1969 the Company elected under paragraph 46 of APB Opinion Number 15 to classify as common stock equivalents only those which were classified as residual securities under APB Opinion Number 9.


(B) Earnings per share have been computed based on the weighted average number of common and common equivalent shares outstanding during the periods, after deducting from net income the dividend requirements on the outstanding $5.00 cumulative convertible stock. Common stock equivelents include series D participating convertible preferred stock and dilutive employee stock options, calculated using the treasury stock method.